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                                                                Exhibit 2.3


                AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


          AMENDMENT dated as of June 30, 1994 (this "Amendment") of a Receivables Purchase Agreement dated as of August 11, 1992, as amended (as amended, the "Receivables Purchase Agreement") between CONE MILLS CORPORATION (the "Seller") and DELAWARE FUNDING CORPORATION (the "Buyer"). Terms defined in the Receivables Purchase Agreement and not otherwise defined herein have the same meaning when used herein.


                                WITNESSETH:


          WHEREAS, the Seller and the Buyer are parties to the Receivables Purchase Agreement; and

          WHEREAS, the Seller and the Buyer desire to amend the Receivables Purchase Agreement (i) to increase the Maximum Net Investment, (ii) to extend the Expiration Date and (iii) to increase the maximum permissible length of the Tranche Periods;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:


          ARTICLE I.     Amendment to the Receivables Purchase Agreement.

          Subject to the satisfaction of the conditions precedent specified in Article IV hereof, the Receivables Purchase Agreement and the exhibits thereto shall be amended as follows:

          (a) The definition "Expiration Date" in Section 1.01 of the Receivables Purchase Agreement is amended by replacing clause (i) of said definition with "(i) June 28, 1995,";

          (b) The definition "Maximum Net Investment" in Section 1.01 of the Receivables Purchase Agreement is amended by replacing
     "$40,000,000" therein with "$50,000,000".

          (c) The definition "Tranche Period" in Section 1.01 of the Receivables Purchase Agreement is amended by replacing the phrase "90 days" in the first sentence therein with the phrase "120 days".

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          (d)  Section 2.15 of the Receivables Purchase Agreement is
     amended by deleting the date "August 31, 1994" therein and replacing such date with the date "June 28, 1995".

          ARTICLE II.    Representations.
          The Seller hereby represents and warrants that, after giving effect to this Amendment:

          (a) the representations and warranties set forth in Section 5.01 of the Receivables Purchase Agreement are true on the date hereof as if made on and as of the date hereof except as such representations and warranties specifically relate to an earlier date and as if each reference to the "Receivables Purchase Agreement" in said Section 5.01 was deemed to be a reference to the Receivables Purchase Agreement as amended by this Amendment; and

          (b) there shall exist no Termination Event or Potential Termination Event under the Receivables Purchase Agreement.


          ARTICLE III.   Status of the Receivables Purchase Agreement.

          Except as otherwise expressly provided herein, all terms and conditions of the Receivables Purchase Agreement are ratified and shall remain unchanged and continue in full force and effect. Each reference in the Receivables Purchase Agreement to such Agreement or any exhibit thereto shall mean and be a reference to the Receivables Purchase Agreement and the exhibits thereto as amended hereby.


          ARTICLE IV.    Conditions Precedent.

          The amendments to the Receivables Purchase Agreement set forth in
Article I hereof shall become effective upon:

               (i) the execution and delivery of this Amendment by each of the parties hereto;

               (ii) the delivery by the Seller to the Buyer of certification that all necessary corporate action has been taken by the Seller to approve this Amendment and the sale of Receivables by the Seller under the Agreement as amended hereby (including without limitation, a certificate setting forth the resolutions of the Seller adopted in respect of the transaction contemplated hereby); and

               (iii) the Buyer shall have received a favorable written opinion of Neil Koonce, General Counsel of the Seller, dated the date hereof and covering the matters

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          set forth in paragraphs 1,2,3,4 and 5 of the opinion of Schell
          Bray Aycock Abel & Livingston delivered pursuant to Section 3.02(j) of the Receivables Purchase Agreement.

          ARTICLE V.     Governing Law.

          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


          ARTICLE VI.    Counterparts.

          This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart.


          IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed as of the date first above written.

                                   DELAWARE FUNDING CORPORATION

                                   by:  J.P. Morgan Delaware,
                                          as attorney-in-fact
                                          for Delaware Funding
                                          Corporation


                                   by:____________________________
                                      Authorized Signatory

                                      ____________________________
                                      Title



                                   CONE MILLS CORPORATION


                                   by:____________________________
                                      Authorized Signatory

                                      ____________________________
                                      Title